AMENDMENT AND WAIVER


     AMENDMENT AND WAIVER, dated as of March 8, 1999 (this "Amendment and Waiver"), under the Credit Agreement, dated as of May 28, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among COLLINS & AIKMAN PRODUCTS CO., a Delaware corporation (the "Company"), COLLINS & AIKMAN CANADA INC., a Canadian corporation ("Collins & Aikman Canada"), COLLINS & AIKMAN PLASTICS, LTD., a Canadian corporation ("Collins & Aikman Plastics", and collectively with Collins & Aikman Canada, the "Canadian Borrowers"), COLLINS & AIKMAN CORPORATION, a Delaware corporation ("Holdings"), the financial institutions parties thereto (the "Lenders"), BANK OF AMERICA NATIONAL TRUST & SAVINGS ASSOCIATION, as documentation agent (in such capacity, the "Documentation Agent") and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent") and THE CHASE MANHATTAN BANK OF CANADA, as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent").


                              W I T N E S S E T H:


     WHEREAS, the Company, the Canadian Borrowers and Holdings have requested that the Lenders amend and waive certain provisions contained in the Credit Agreement as set forth herein;

     WHEREAS, the Lenders are willing to consent to the requested amendments and waivers on and subject to the terms and conditions contained herein;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties agree as follows:

     1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

     2. Amendment of Section 1.1 (Definitions). (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Applicable Margin" and "Dividend Condition" and replacing them with the following, respectively:

          "Applicable Margin" means (a) for Revolving Loans, Swingline Loans and Tranche A Term Loans (i) for any date on or after the Closing Date to but excluding the first day after delivery of the financial statements of Holdings for the fiscal quarter of Holdings ending September 26, 1998, with respect to Eurodollar Loans and B/As, 1-3/4% and with respect to ABR Loans and Canadian Prime Rate Loans, 3/4 of 1%, and

     (ii) for any date on or after the first day after delivery of the financial statements referred to in the immediately preceding clause (i) above, with respect to any Eurodollar Loans, B/As, ABR Loans or Canadian Prime Rate Loans, as the case may be, the applicable margin set forth on Schedule 1.01(A) opposite the Applicable Level, in each case as of the last day of Holdings' fiscal quarter most recently ended as of such date and (b) for Tranche B Term Loans (i) for any day prior to the effective date of the Amendment and Waiver dated as of March 8, 1999 to this Agreement, with respect to Eurodollar Loans, 2%, and with respect to ABR Loans, 1%, and
     (ii) thereafter, with respect to any Eurodollar Loans or ABR Loans, the applicable margin set forth on Schedule 1.01(A) opposite the Applicable Level, in each case as at the last day of Holdings' fiscal quarter most recently ended as of such date; provided that, notwithstanding the foregoing for Tranche C Term Loans, the Applicable Margin shall be set forth in the Tranche C Term Loan Supplement.

          "Dividend Condition" shall mean that the Applicable Level is at least Level III.

     (b) Section 1.1 of the Credit Agreement is hereby amended by adding the following definition in proper alphabetical order:

          "Term Loans" shall mean the collective reference to the Tranche A Term Loans, the Tranche B Term Loans and, if made, the Tranche C Term Loans.

     (c) Section 1.1 of the Credit Agreement is hereby amended by adding the following at the end of the definition of "EBITDA":

     In addition, EBITDA calculated in accordance with the preceding sentence for the Company's 1998 fiscal year shall be adjusted (other than for purposes of determining the Applicable Margin) as follows to take into account the effect of the United Auto Workers' strike against General Motors Corporation in the summer of 1998: increased by $5,950,000 for the second fiscal quarter; increased by $15,700,000 for the third fiscal quarter; and reduced by $2,900,000 for the fourth fiscal quarter.

     3. Amendment to Section 2.05 (Fees). Section 2.05(a) of the Credit Agreement is hereby amended by deleting each reference to the phrase "Level I" and substituting therefor each such time the phrase "Level II".

     4. Amendment of Section 2.12 (Prepayment). Section 2.12 of the Credit Agreement is hereby amended by adding to clause (iii) of the second sentence of paragraph (l) the phrase "or Tranche C Lender" immediately after the phrase "by such Tranche B Lender".

     5. Amendment to Article V (Affirmative Covenants). Article V of the Credit Agreement is amended by adding the following new Section 5.16.

          SECTION 5.16 Business of Waterstone Insurance, Inc. Cause Waterstone Insurance, Inc. to be engaged solely in the business of insurance activities for Holdings and its Subsidiaries.

     6. Amendment of Section 6.05 (Priority of Loan Payments). Section 6.05 of the Credit Agreement is hereby amended by deleting paragraph (a) therefrom and substituting therefor the following:

          (a) Until the Commitments have been terminated and the Obligations have been paid in full, directly or indirectly, make any payment, retirement, repurchase or redemption on account of the principal of any Permitted Subordinated Indebtdness or directly or indirectly prepay any Permitted Subordinated Indebtedness prior to the regularly scheduled maturity date of such Permitted Subordinated Indebtedness (in each case except as permitted by clause (vii) of Section 6.05 (b)) or make any payment or prepayment of any Permitted Subordinated Indebtedness which would violate the terms of this Agreement or of such Permitted Subordinated Indebtedness.

     7. Amendment of Section 6.14 (Interest Coverage Ratio). Section 6.14 of the Credit Agreement is hereby amended by deleting the table therein in its entirety and substituting in lieu thereof the following table:

          Quarter Ending:                             Ratio:

          January 1999 - June 2000                    1.75 to 1.0
          July 2000 - December 2000                   2.00 to 1.0
          January 2001 - December 2001                2.25 to 1.0
          January 2002 and thereafter                 2.75 to 1.0

     8. Amendment of Section 6.16 (Leverage Ratio). Section 6.16 of the Credit Agreement is hereby amended by deleting the table therein in its entirety and substituting in lieu thereof the following table:

          Quarter Ending:                             Ratio:
          January 1999 - June 1999                    5.50 to 1.0
          July 1999 - December 1999                   5.25 to 1.0
          January 2000 - June 2000                    5.00 to 1.0
          July 2000 - December 2000                   4.50 to 1.0
          January 2001 - December 2001                4.00 to 1.0
          January 2002 and thereafter                 3.75 to 1.0

     9. Amendment of Schedules 1.01 (A) and (B). Schedules 1.01(A) and 1.01(B) to the Credit Agreement are hereby amended by deleting such Schedules and substituting therefor Schedules 1.01(A) and 1.01(B) attached to this Amendment and Waiver.

     10. Waiver. The Lenders hereby agree that (a) Waterstone Insurance, Inc. ("Waterstone"), a wholly-owned captive insurance subsidiary of the Borrower, shall not be required to become a Guarantor under the Credit Agreement as long as doing so would violate applicable law, regulation or regulatory policy and
(b) the pledge of the capital stock of Waterstone pursuant to the Pledge Agreement shall be subject to such restrictions as are imposed by applicable law, regulation or regulatory policy.

     11. Representations and Warranties. Holdings, the Company and the Canadian Borrowers hereby represent and warrant to the Administrative Agent, the Canadian Administrative Agent and each Lender that after giving effect to the amendments and waivers contained herein, Holdings and the Borrower hereby confirm, reaffirm and restate the representations and warranties set forth in Article III of the Credit Agreement as if made on and as of the Effective Date, except as they may specifically relate to an earlier date; provided that such representations and warranties shall be and hereby are amended so that all references to the Agreement therein shall be deemed a reference to (i) the Credit Agreement, (ii) this Amendment and Waiver and (iii) the Credit Agreement as amended and waived by this Amendment and Waiver.

     12. Conditions Precedent. This Amendment and Waiver shall become effective as of the date hereof when each of the conditions precedent set forth below shall have been fulfilled (the date such conditions are fulfilled, the "Effective Date"), provided that any increase in the Applicable Margin shall be effective as of the Effective Date:

          (a) Amendment and Waiver. The Administrative Agent shall have received this Amendment and Waiver, executed and delivered by a duly authorized officer of each of the Company, the Canadian Borrowers, Holdings and the Required Lenders.

          (b) No Default or Event of Default. On and as of the Effective Date and after giving effect to this Amendment and Waiver and the transactions contemplated hereby, no Default or Event of Default shall have occurred and be continuing.

          (c) Representations and Warranties. The representations and warranties made by the Company and the Canadian Borrowers in the Credit Agreement and herein after giving effect to this Amendment and Waiver and the transactions contemplated hereby shall be true and correct in all material respects on and as of the Effective Date as if made on such date, except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date.

          (d) Acknowledgment and Consent. The Administrative Agent shall have received from each of Holdings, the Company, the Canadian Borrowers and the other Guarantors with respect to each Loan Document to which it is a party a duly executed Acknowledgment and Consent, substantially in the form of Exhibit A hereto.

          (e) Amendment Fee. The Borrower shall have paid to the Administrative Agent, for the account of each Lender which returns an executed copy of this Amendment and Waiver to the Administrative Agent on or prior to the Effective Date, an amendment fee equal to .125% of the sum of such Lender's Revolving Credit Commitment and outstanding Term Loans.

     13. Continuing Effect of Credit Agreement. This Amendment and Waiver shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of any party hereto that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Except as expressly waived hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     14. Expenses. The Company and the Canadian Borrowers agree to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with (a) the negotiation, preparation, execution and delivery of this Amendment and Waiver and any other documents prepared in connection herewith, and consummation of the transactions contemplated hereby and thereby, including the fees and expenses of Simpson Thacher & Bartlett, counsel to the Administrative Agent, and (b) the enforcement or preservation of any rights under this Amendment and Waiver and any other such documents.

     15. GOVERNING LAW. THIS AMENDMENT AND WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     16. Counterparts. This Amendment and Waiver may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all counterparts taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Waiver to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.


                                        COLLINS & AIKMAN PRODUCTS CO.


                                        By  /s/ J. Michael Stepp
                                           -------------------------------------
                                           Name: J. Michael Stepp
                                           Title: E.V.P. & C.F.O.


                                        COLLINS & AIKMAN CANADA INC.


                                        By  /s/ J. Michael Stepp
                                           -------------------------------------
                                           Name: J. Michael Stepp
                                           Title: V.P. & C.F.O.

                                        COLLINS & AIKMAN PLASTICS, LTD.


                                        By  /s/ J. Michael Stepp
                                           -------------------------------------
                                           Name: J. Michael Stepp
                                           Title: E.V.P.


                                        COLLINS & AIKMAN CORPORATION


                                        By  /s/ J. Michael Stepp
                                           -------------------------------------
                                           Name: J. Michael Stepp
                                           Title: E.V.P. & C.F.O.


                                        THE CHASE MANHATTAN BANK, as
                                        Administrative Agent, Collateral Agent
                                        and as a Lender


                                        By  /s/ James B. Treger
                                           -------------------------------------
                                           Name: James B. Treger
                                           Title: Vice President


                                        THE CHASE MANHATTAN BANK OF CANADA, as
                                        Canadian Administrative Agent and as a
                                        Lender


                                        By /s/ Christine Chan
                                           -------------------------------------
                                           Name: Christine Chan
                                           Title: Vice President




                                        By /s/ Charles D. Ritchie
                                           -------------------------------------
                                           Name: Charles D. Ritchie
                                           Title: Vice President

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Documentation
                                        Agent and as a Lender


                                        By /s/ David H. Dinkins
                                           -------------------------------------
                                           Name: David H. Dinkins
                                           Title: Vice President


                                        THE BANK OF NEW YORK


                                        By /s/ Ann Marie Hughes
                                           -------------------------------------
                                           Name: Ann Marie Hughes
                                           Title: Vice President


                                        BANK AUSTRIA CREDITANSTALT CORPORATE
                                        FINANCE, INC.


                                        By: /s/ Robert M. Biringer
                                           -------------------------------------
                                           Name: Robert M. Biringer
                                           Title: EVP


                                        By: /s/ William E. McCollum, Jr.
                                           -------------------------------------
                                           Name: William E. McCollum, Jr.
                                           Title: Sr. Associate


                                        THE BANK OF NOVA SCOTIA


                                        By: /s/ William E. Zarrett
                                           -------------------------------------
                                           Name: William E. Zarrett
                                           Title: Senior Relationship Manager

                                        BANK OF SCOTLAND


                                        By /s/ Annie Chin Tat
                                           -------------------------------------
                                           Name: Annie Chin Tat
                                           Title: Senior Vice President


                                        BANK OF TOKYO - MITSUBISHI TRUST COMPANY


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        BRANCH BANKING AND TRUST COMPANY


                                        By  /s/ Thatcher L. Townsend
                                           -------------------------------------
                                           Name: Thatcher L. Townsend III
                                           Title: Senior Vice President


                                        CIBC INC.


                                        By  /s/ Cyd Petre
                                           -------------------------------------
                                           Name: Cyd Petre
                                           Title: Executive Director
                                                  CIBC Oppenheimer Corp,
                                                  As AGENT


                                        COMERICA BANK


                                        By  /s/ Robert M. Ramirez
                                           -------------------------------------
                                           Name: Robert M. Ramirez
                                           Title: Account Officer

                                        COMPAGNIE FINANCIERE DE
                                        CIC ET DE L'UNION EUROPEENNE


                                        By  /s/ Anthony Rock
                                           -------------------------------------
                                           Name: Anthony Rock
                                           Title: Vice President


                                        By  /s/ Sean Mounier
                                           -------------------------------------
                                           Name: Sean Mounier
                                           Title: First Vice President


                                        COOPERATIEVE CENTRALE
                                        RAIFFEISEN-BOERENLENBANK
                                        B.A., "RABOBANK NEDERLAND," NEW YORK
                                        BRANCH

                                        By  /s/ Hans F. Breukhoven
                                           -------------------------------------
                                           Name: Hans F. Breukhoven
                                           Title: Vice President


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        CREDIT AGRICOLE INDUSUEZ


                                        By  /s/ David Bouhl
                                           -------------------------------------
                                           Name: David Bouhl
                                           Title: F.V.P., Head of Corporate
                                                  Banking, Chicago

                                        By  /s/ Katherine L. Abbott
                                           -------------------------------------
                                           Name: Katherine L. Abbott
                                           Title: First Vice President

                                        CREDIT LYONNAIS ATLANTA AGENCY


                                        By  /s/ David M. Cawrse
                                           -------------------------------------
                                           Name: David M. Cawrse
                                           Title: First Vice President


                                        CRESCENT/MACH I PARTNERS, L.P.

                                        By: TCW Asset Management Company
                                            ------------------------------------
                                            its Investment Manager


                                        By  /s/ Justin L. Driscoll
                                           -------------------------------------
                                           Name: Justin L. Driscoll
                                           Title: Senior Vice President


                                        CYPRESSTREE SENIOR FLOATING RATE FUND


                                        By: CypressTree Investment Management
                                            ------------------------------------
                                            Company, Inc., as Portfolio Manager


                                        By  /s/ Catherine C. McDermott
                                           -------------------------------------
                                           Name: Catherine C. McDermott
                                           Title: Principal


                                        KZH-CYPRESSTREE-1 LLC


                                        By  /s/ V. Conway
                                           -------------------------------------
                                           Name: Virginia Conway
                                           Title: Authorized Agent

                                        DRESDNER BANK, A.G. NEW YORK AND
                                        GRAND CAYMAN BRANCH


                                        By  /s/ John W. Sweeney
                                           -------------------------------------
                                           Name: John W. Sweeney
                                           Title: Assistant Vice President


                                        By  /s/ Beverly G. Cason
                                           -------------------------------------
                                           Name: Beverly G. Cason
                                           Title: Vice President


                                        ERSTE BANK DER OESTERREICHISCHEN
                                        SPARKASSEN AG


                                        By  /s/ Rima Terradista
                                           -------------------------------------
                                           Name: Rima Terradista
                                           Title: Vice President


                                        By  /s/ John S. Runnion
                                           -------------------------------------
                                           Name: John S. Runnion
                                           Title: First Vice President


                                        FIRST NATIONAL BANK OF CHICAGO


                                        By  /s/ Gary C. Wilson
                                           -------------------------------------
                                           Name: Gary C. Wilson
                                           Title: First Vice President


                                        FIRST UNION NATIONAL BANK


                                        By  /s/ Frederick E. Blumer
                                           -------------------------------------
                                           Name: Frederick E. Blumer
                                           Title: AVP

                                        THE FUJI BANK, LIMITED, NEW YORK BRANCH


                                        By  /s/ Teiji Teramoto
                                           -------------------------------------
                                           Name: Teiji Teramoto
                                           Title: Vice President and Manager


                                        GM CASH MANAGEMENT


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        INDOSUEZ CAPITAL FUNDING IV L.P.

                                        By: Indosuez Capital, as Portfolio
                                            ------------------------------------
                                            Advisor


                                        By  /s/ Melissa Marco
                                           -------------------------------------
                                           Name: Melissa Marco
                                           Title: Vice President


                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                        By  /s/ Takuya Honjo
                                           -------------------------------------
                                           Name: Takuya Honjo
                                           Title: Senior Vice President


                                        KZH III LLC


                                        By  /s/ V. Conway
                                           -------------------------------------
                                           Name: Virginia Conway
                                           Title: Authorized Agent

                                        THE LONG-TERM CREDIT BANK OF JAPAN
                                        LIMITED, NEW YORK BRANCH


                                        By  /s/ Koji Sasayama
                                           -------------------------------------
                                           Name: Koji Sasayama
                                           Title: Deputy General Manager


                                        MERRILL LYNCH PRIME RATE PORTFOLIO
                                        By: Merrill Lynch Asset Management,
                                            L.P., as Investment Adviser

                                        By  /s/ Paul Travers
                                           -------------------------------------
                                           Name: Paul Travers
                                           Title: Authorized Signatory


                                        MERRILL LYNCH SENIOR FLOATING RATE


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:


                                        THE MITSUBISHI TRUST AND BANKING
                                        CORPORATION


                                        By  /s/ Toshihiro Hayashi
                                           -------------------------------------
                                           Name: Toshihiro Hayashi
                                           Title: Senior Vice President


                                        MORGAN STANLEY SENIOR FUNDING. INC.


                                        By
                                           -------------------------------------
                                           Name:
                                           Title:

                                        NATEXIS BANQUE BFCE


                                        By  /s/ Jordan Sadler
                                           -------------------------------------
                                           Name: Jordan Sadler
                                           Title: Associate


                                        By  /s/ Frank H. Madden, Jr.
                                           -------------------------------------
                                           Name: Frank H. Madden, Jr.
                                           Title: Vice President and
                                                  Group Manager


                                        NATIONSBANK, N.A.


                                        By  /s/ David H. Dinkins
                                           -------------------------------------
                                           Name: David H. Dinkins
                                           Title: Vice President


                                        NEW YORK LIFE INSURANCE COMPANY


                                        By  /s/ Steven M. Benevento
                                           -------------------------------------
                                           Name: Steven M. Benevento
                                           Title: Director


                                        NEW YORK LIFE INSURANCE AND ANNUITY
                                        CORPORATION

                                        By: New York Life Insurance Company
                                            ------------------------------------

                                        By  /s/ Steven M. Benevento
                                           -------------------------------------
                                           Name: Steven M. Benevento
                                           Title: Director


                                        OASIS COLLATERALIZED HIGH INCOME
                                        PORTFOLIO

                                        By  /s/ Andrew Ian Wignall
                                           -------------------------------------
                                           Name: Andrew Ian Wignall
                                           Title: Director

                                        OCTAGON LOAN TRUST

                                        By: Octagon Credit Investors, as Manager


                                        By  /s/ Richard W. Stewart
                                            ------------------------------------
                                            Name: Richard W. Stewart
                                            Title: Managing Director


                                        SENIOR DEBT PORTFOLIO

                                        By: Boston Management and Research, as
                                            ------------------------------------
                                            Investment Advisor


                                        By   /s/ Scott H. Page
                                            ------------------------------------
                                            Name: Scott H. Page
                                            Title: Vice President


                                        SOCIETE GENERALE


                                        By   /s/ Robert N. Delph
                                            ------------------------------------
                                            Name: Robert N. Delph
                                            Title: Director


                                        STB DELAWARE FUNDING TRUST I


                                        By   /s/ Donald C. Hargadon
                                            ------------------------------------
                                            Name: Donald C. Hargadon
                                            Title: Assistant Vice President

                                        SUNTRUST BANK, ATLANTA


                                        By   /s/ Bradley J. Staples
                                            ------------------------------------
                                            Name: Bradley J. Staples
                                            Title: Vice President


                                        By    /s/ Kelley E. Brunson
                                            ------------------------------------
                                            Name: Kelley E. Brunson
                                            Title: Banking Officer


                                        TORONTO DOMINION (TEXAS), INC.


                                        By    /s/ Lynn Chasin
                                            ------------------------------------
                                            Name: Lynn Chasin
                                            Title: Vice President


                                        THE TORONTO-DOMINION BANK


                                        By    /s/ Lynn Chasin
                                            ------------------------------------
                                            Name: Lynn Chasin
                                            Title: Dir: Cr. Admin.


                                        THE TRAVELERS INSURANCE COMPANY


                                        By    /s/ A. W. Carnduff
                                            ------------------------------------
                                            Name: A. W. Carnduff
                                            Title: 2nd Vice President

                                        VAN KAMPEN CLO II,  LIMITED

                                        By: Van Kampen Management Inc., as
                                            ------------------------------------
                                            Collateral Manager


                                        By    /s/ Jeffrey W. Mallett
                                            ------------------------------------
                                            Name: Jeffrey W. Mallet
                                            Title: Senior Vice President and
                                                   Director

                                        WACHOVIA BANK, N.A.


                                        By   /s/ Suzanne Morrison
                                            ------------------------------------
                                            Name: Suzanne Morrison
                                            Title: Vice President

                                                                    EXHIBIT A TO
                                                            AMENDMENT AND WAIVER


                           ACKNOWLEDGMENT AND CONSENT

     Each of the undersigned Persons hereby:

     (a) acknowledges and consents to the execution, delivery and performance of the Amendment and Waiver, dated as of March 8, 1999 (the "Amendment and Waiver") to the Credit Agreement dated as of May 28, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Collins & Aikman Products Co. (the "Company"), Collins & Aikman Canada Inc. ("Collins & Aikman Canada"), Collins & Aikman Plastics, Ltd. ("Collins & Aikman Plastics", and collectively with Collins & Aikman Canada, the "Canadian Borrowers") Collins & Aikman Corporation ("Holdings"), the several banks and other institutions from time to time parties to the Credit Agreement (the "Lenders"), Bank of America National Trust & Savings Association, as documentation agent (in such capacity, the "Documentation Agent") and The Chase Manhattan Bank, as administrative agent (in such capacity, the "Administrative Agent") and The Chase Manhattan Bank of Canada, as Canadian administrative agent (in such capacity, the "Canadian Administrative Agent"); and

     (b) agrees that such execution, delivery and performance shall not in any way affect such Person's obligations under any Loan Document (as defined in the Credit Agreement) to which such Person is a party, which obligations on the date hereof remain absolute and unconditional and are not subject to any defense, set-off or counterclaim;

Dated: March 8, 1999

                                        COLLINS & AIKMAN PRODUCTS CO.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: EVP & CFO


                                        COLLINS & AIKMAN CANADA INC.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: VP & CFO


                                        COLLINS & AIKMAN PLASTICS, LTD.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: EVP

                                        COLLINS & AIKMAN CORPORATION


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: EVP & CFO


                                        THE AKRO CORPORATION


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: EVP & CFO


                                        DURA CONVERTIBLE SYSTEMS, INC.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: EVP & CFO


                                        WICKES ASSET MANAGEMENT, INC.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: VP


                                        COLLINS & AIKMAN INTERNATIONAL
                                        CORPORATION


                                        By: /s/ A. Dennis Mahedy
                                            ------------------------------------
                                            Name: A. Dennis Mahedy
                                            Title: V.P. & Treasurer


                                        WICKES REALTY, INC.



                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: V.P.

                                        AMCO CONVERTIBLE FABRICS, INC.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: EVP & CFO


                                        COLLINS & AIKMAN PLASTICS, INC.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: EVP & CFO


                                        COLLINS & AIKMAN EUROPE, INC.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: EVP & CFO


                                        PACJ, INC.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: EVP & CFO


                                        COLLINS & AIKMAN CARPET & ACOUSTICS
                                        (TN), INC.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: EVP & CFO


                                        COLLINS & AIKMAN CARPET & ACOUSTICS
                                        (MI), INC.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: EVP & CFO

                                        COLLINS & AIKMAN AUTOMOTIVE
                                        INTERNATIONAL, INC.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: V.P.


                                        COLLINS & AIKMAN ASSET SERVICES, INC.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: V.P.


                                        CW MANAGEMENT CORPORATION


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: V.P.


                                        HOPKINS SERVICES, INC.


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: V.P.


                                        SAF SERVICES CORPORATION


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: V.P.


                                        COLLINS & AIKMAN (GIBRALTAR) LIMITED


                                        By: /s/ J. Michael Stepp
                                            ------------------------------------
                                            Name: J. Michael Stepp
                                            Title: EVP & CFO

                                                                Schedule 1.01(A)
                                                             to Credit Agreement


                                Applicable Margin
                                -----------------


                                         Revolving Loans, Swingline Loans
                                             and Tranche A Term Loans                   Tranche B Term Loans
                                       --------------------------------------    --------------------------------

                                       Eurodollar and
                                       Bankers Acceptances   ABR and Canadian
                                       Rate                  Prime Rate          Eurollar Rate
           Ratios                      Loan Margin           Loan Margin         Loan Margin       ABR Loan Margin
           ------                      -------------------   ----------------    -------------     ---------------
Leverage Ratio greater than                   2.25%                 1.25%             2.75%            1.75%
4.50:1.00 ("Level I")

Leverage Ratio less than or equal to          1.75%                 0.75%             2.50%            1.50%
4.50:1.00 and greater than 4.00:1.00
("Level II")

Leverage Ratio less than or equal to          1.50%                 0.50%             2.25%            1.25%
4.00:1.00 but greater than 3.50 to
1.00 ("Level III")

Leverage Ratio less than or equal to          1.25%                 0.25%             2.25%            1.25%
3.50:1.00 ("Level IV")

                                                                Schedule 1.01(B)
                                                             to Credit Agreement

                Applicable Excess Cash Flow Prepayment Percentage
                -------------------------------------------------

Applicable Level determined in                    Excess Cash Flow
accordance with Schedule 1.01(A)                 Prepayment Percentage
--------------------------------                 ---------------------

Level I                                                  50%

Level II                                                 50%

Level III                                                25%

Level  IV                                                25%